Exhibit 32.1
CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in the undersigned’s capacity as an officer of Navitas Semiconductor Corporation (“Navitas”), that, to his or her knowledge, Navitas’ quarterly report on Form 10-Q for the period ended March 31, 2024, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Navitas. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to that Form 10-Q. A signed original of this statement, which may be electronic, has been provided to Navitas and will be retained by Navitas and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 15, 2024	/s/ Gene Sheridan Gene Sheridan President and Chief Executive Officer (principal executive officer)

Date: May 15, 2024	/s/ Janet Chou Janet Chou Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer)